UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 997-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On July 3, 2007, United Air Lines, Inc. (“United”), a wholly-owned subsidiary of UAL Corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”) between United and certain other major air carriers as sellers (the “Sellers”), ARINC Incorporated, a Delaware corporation (“ARINC”), and Radio Acquisition Corp., an affiliate of The Carlyle Group, as the purchaser (the “Purchaser”).  ARINC is a provider of transportation communications and systems engineering.  The Sellers collectively hold more than 90% of the common stock of ARINC.  Under the Purchase Agreement, United and the other Sellers have agreed to sell to the Purchaser all of the common stock held by the Sellers in ARINC.  The sale of ARINC to the Purchaser is expected to close prior to October 31, 2007.   United expects to receive, upon closing, proceeds of more than $125 million for its ARINC shares, and to record a gain on such sale of more than $40 million.   The closing of the transaction is subject to the satisfaction of a number of conditions, many of which are beyond United’s control, and no assurance can be given that such closing will occur.
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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:      /s/ Paul R. Lovejoy________
Name: Paul R. Lovejoy
Title:    Senior Vice President,
     General Counsel & Secretary

Date: July 5, 2007